As filed with the Securities and Exchange Commission on March 24, 2006
Registration No. 333-132092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLANTIC BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6022	20-3047433
(state or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1 Sherington Drive
Suite J (Sheridan Park)
Bluffton, South Carolina
29910
(843) 815-7111
(Address and Telephone Number of Intended Principal Place of Business)

Robert P. Trask
Chief Executive Officer
1 Sherington Drive
Suite J (Sheridan Park)
Bluffton, South Carolina
29910
(843) 815-7111
(Name, Address, and Telephone Number of Agent For Service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson, Esq.
Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Carolina 29601
(864) 250-2235

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

        An aggregate of 1,340,000 shares of common stock (including 80,000 shares underlying the warrants) and 80,000 warrants were initially registered in the offering that was declared effective by the Securities and Exchange Commission on October 11, 2005.

        The Registrant’s offering was terminated on March 1, 2006 and a total of 1,251,577 shares of common stock and 80,000 warrants were issued. In addition, 80,000 shares of common stock remain reserved for issuance upon exercise of the warrants. The remaining 8,423 shares of common stock registered in the offering are hereby deregistered.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of South Carolina, on March 24, 2006.

ATLANTIC BANCSHARES, INC. By: /s/ Robert P. Trask ————————————————— Robert P. Trask Chief Executive Officer and President

        In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary C. Davis* Gary C. Davis	Director	March 24, 2006

/s/ Timothy C. King* Timothy C. King	Chief Financial Officer and Principal Accounting Officer	March 24, 2006

/s/ Frederick Anthony Nimmer, III* Frederick Anthony Nimmer, III	Director	March 24, 2006

/s/ Robyn J. Shirley* Robyn J. Shirley	Director	March 24, 2006

/s/ Mark S. Simpson* Mark S. Simpson	Director	March 24, 2006

/s/ Brian J. Smith* Brian J. Smith	Director	March 24, 2006

/s/ Robert P. Trask Robert P. Trask	Chief Executive Officer, President, and Director	March 24, 2006

/s/ Allen B. Ward* Allen B. Ward	Director	March 24, 2006

/s/ Edgar L. Woods* Edgar L. Woods	Director	March 24, 2006

By: /s/ Robert P. Trask Robert P. Trask *Attorney in fact	March 24, 2006